UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 30, 2026

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40391	82-5144171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8798 9th Street

Rancho Cucamonga, CA 91730

(Address of Principal Executive Offices) (Zip Code)

(626) 863-7344

(Registrant’s Telephone Number, Including Area Code)

___________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	IPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Supplement to Supply and Distribution Agreement

As previously disclosed in its Current Report on Form 8-K filed on February 2, 2026, on February 1, 2026, iPower Inc, a Nevada corporation (“iPower” or the “Company”), entered into a supply and distribution agreement (the “SDA”) with its formerly-wholly owned subsidiary, Global Product Marketing, Inc., a Nevada corporation (“GPM”), and its 100% stockholder, ETTS AI Investment LLC, a Nevada limited liability company (“ETTS AI”).

On June 30, 2026, the Company, GPM, and ETTS AI entered into a supplement to the SDA (the “Supplement”) pursuant to which GPM assumed $2,007,366.86 of accounts payable owed to the Company’s suppliers in exchange for acquiring an equal amount of the Company’s existing inventory. Additionally, the Supplement releases the Company and GPM from exclusive sourcing and distribution obligations owed to one another under the SDA.

The foregoing summary of the Supplement and the SDA does not purport to be complete and is qualified in its entirety by reference to each such agreement, the forms of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Supplement to Supply and Distribution Agreement, dated June 30, 2026, between iPower Inc., Global Product Marketing, Inc. and ETTS AI Investment LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPOWER, INC.
Dated: July 2, 2026
	By:	/s/ Chenlong Tan
	Name:	Chenlong Tan
	Title:	Chief Executive Officer

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